Exhibit 99.1

Amesite Inc. Strengthens Commitment to Supporting Online Learning in the Healthcare Sector
with the Appointment of Gilbert S. Omenn, MD, Ph.D., to Board of Directors

With five decades of academic and industry experience, Dr. Omenn will help drive Amesite’s vision for delivering innovative training and employee upskilling across the healthcare landscape

ANN ARBOR, MI – March 9 2020 – Amesite Inc. (the “Company”), an artificial intelligence software company providing fully-managed, customized, online learning ecosystems for the enterprise and higher education, announced today that it has appointed Dr. Gilbert Omenn to its Board of Directors.

Dr. Omenn was the first CEO of the University of Michigan Health System, Ann Arbor, MI, and has served on corporate boards and on advisory boards for academia and government. Currently he is the Harold T. Shapiro Distinguished University Professor of Computational Medicine & Bioinformatics, Internal Medicine, Human Genetics, and Public Health and founding director of the Center for Computational Medicine & Bioinformatics at the University of Michigan, Ann Arbor.

“Hospitals and health systems are seeking educational programs and training innovations to adapt to a rapidly-changing service landscape. Amesite can help to accelerate incorporation of cognitive skills in organizations of all sizes,” said Dr. Omenn. “I am delighted to join Dr. Sastry and Amesite’s Board of Directors and staff at an exciting time for both the company and the healthcare industry. I have already been serving on the Amesite Advisory Board.”

Dr. Omenn brings decades of public-company board experience to his new role as a Director, including 27 years with Amgen, Inc, and 22 years with Rohm & Haas Company. He was Dean of the University of Washington School of Public Health & Community Medicine (1982-1997) and then Executive Vice President for Medical Affairs at the University of Michigan and CEO of the UM Health System (1997-2002). In addition, he was a White House Fellow at the Atomic Energy Commission (1973-74), Associate Director of the White House Office of Science & Technology Policy and the Office of Management and Budget (1977-81), on the advisory council for the AAAS “Project 2061: Science for all Americans” (1986-1996), chair of the Presidential/Congressional Commission on Risk Assessment & Risk Management (1994-1997), President of the American Association for the Advancement of Science (AAAS, 2006), member of the Scientific Management Review Board for the NIH (2012-2014), member of the Council of the National Academy of Medicine (NAM, 2015-2017), and currently member of the Policy & Global Affairs Committee of the National Academies.

Dr. Omenn’s scientific honors include appointment as a Howard Hughes Medical Institute Investigator (1975) and election to the NAM in 1978, the Association of American Physicians in 1999, and the American Academy of Arts & Sciences in 2001. He received the Walsh McDermott Award from the National Academies (2008) and the David Rogers Award from the Association of American Medical Colleges for contributions to health and healthcare (2013).

“I am thrilled to welcome Dr. Gil Omenn to Amesite’s Board of Directors. Dr. Omenn’s distinguished career across medicine, academics and industry, coupled with his passion for developing solutions to improve healthcare, make him an outstanding addition to our board,” said Dr. Ann Marie Sastry, CEO, and Chair, Amesite Inc. Board of Directors. “I look forward to his guidance as Amesite continues to build out its offerings to support its growing customer base across multiple disciplines in healthcare, higher education and technology-driven enterprises.”

Amesite’s online learning solutions for enterprises, colleges, universities, faculty and students utilize artificial intelligence technologies, including machine learning and natural language processing, to deliver cost-effective, cloud-based digital versions of courses that greatly enhance and improve the learning experience of students. Amesite’s online platform includes customized user messaging and tracking as well as seamless integration of updated topics and materials into traditional course curricula, creating a more meaningful experience for students and instructors alike.

For Dr. Gil Omenn’s full bio, please visit, https://amesite.com/board-of-directors/.

About Amesite, Inc.

Amesite is a high-tech artificial intelligence software company offering a cloud-based platform for learning products to be cost-effectively and conveniently delivered to learners online, in business, higher education and K-12. Amesite uses artificial intelligence technologies to provide customized environments for learners, up-to-the-minute, curated content, and easy-to-manage interfaces for instructors and learners. For more information, visit https://www.amesite.com.

Forward Looking Statements

This communication contains forward-looking statements concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:
Matthew Pennacchio
pennacchio@sunshinesachs.com